UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): October 5, 2009 (October 5, 2009)

PACIFIC ASIA PETROLEUM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52770	30-0349798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

250 East Hartsdale Avenue
Hartsdale, New York 10530

(Address of principal executive offices) (Zip Code)

(914) 472-6070

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

On October 5, 2009, Molopo Australia Ltd. (“Molopo”) issued an S708A Compliance Notice and Disclosure under Section s708A of the Corporations Act 2001 of the Commonwealth of Australia (the “Molopo Announcement”) wherein Molopo disclosed that it is in an advanced stage of negotiations with Pacific Asia Petroleum, Inc. (the “Company”) in respect of the sale of Molopo's 26.1% gross interest in Fortune Liulin Gas Company Limited (the “FLG Interest”), which entity is a party to a production sharing contract covering the Liulin coal bed methane block (the “Liulin PSC”) located in the Shanxi Province of the People’s Republic of China.  As consideration for the FLG Interest, the Company will issue approximately 2.7 million shares of Common Stock of the Company to Molopo and pay to Molopo a 2% royalty on future production revenue received from the FLG Interest by the Company.  The sale remains subject to the finalization of negotiations and documentation, is subject to pre-emptive rights held by Fortune Oil Group, Molopo’s partner in the Liulin PSC, and there is no certainty the transaction will proceed.

A copy of the Molopo Announcement, dated October 5, 2009, announcing these matters is furnished herewith as Exhibit 99.1.

The information contained in Item 7.01 to this current report on form 8-K and the exhibit attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or such exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 7.01 or exhibit 99.1 to this form 8-K shall not be deemed an admission as to the materiality of any information in Item 7.01 to this report on form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit Number	Description
99.1	Molopo Announcement, dated October 5, 2009.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC ASIA PETROLEUM, INC.
Dated: October 5, 2009	By:	/s/ Frank C. Ingriselli
Frank C. Ingriselli
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Molopo Announcement, dated October 5, 2009.